Exhibit 10.1

Execution Version

Dated and effective as of July 31, 2025

LDRV Holdings Corp., as Borrower Representative

4042 Park Oaks Blvd., Suite 350

Tampa, Florida 33610

Attention: Ron Fleming, Chief Executive Officer

Re: Limited Waiver and Consent with Respect to Credit Agreement

Ladies and Gentlemen:

Reference is made to (i) that certain Second Amended and Restated Credit Agreement, dated as of February 21, 2023 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among LDRV Holdings Corp., a Delaware corporation (the “Borrower Representative”), the Loan Parties party thereto, the lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”), and Manufacturers and Traders Trust Company, a New York banking corporation, as Administrative Agent, Swingline Lender and Issuing Bank and (ii) that certain Limited Waiver and Fourth Amendment to Second Amended and Restated Credit Agreement and Consent, dated and effective as of June 12, 2025 (the “Fourth Amendment”), by and among the Borrowers, the Guarantors, the Lenders party thereto, and the Administrative Agent. Capitalized terms used in this letter agreement (this “Agreement”) and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement or, if not defined therein, the Fourth Amendment.

1. Preliminary Statements

Pursuant to Sections 2.01.7, 2.01.8 and 2.01.9 of the Credit Agreement, the Borrowers are required to make certain curtailment payments with respect to the Floor Plan Loans (the “Curtailment Covenant”).

Pursuant to Section 2.07 of the Credit Agreement, the Borrowers are required to pay to the Administrative Agent for the ratable benefit of the Lenders in each Class all accrued interest owing in respect of such Class of Loans in arrears on the applicable Interest Payment Dates (the “Interest Payment Covenant”).

Pursuant to Section 2.03.3 of the Credit Agreement, the Revolving Credit Borrowers are required to pay to the Administrative Agent, for the account of the Revolving Credit Lenders, 100% of the Net Available Proceeds (less, without duplication, costs, fees and expenses payable to Coliseum) received by the Loan Parties from the Disposition of any real estate as a prepayment of the Revolving Credit Loans then outstanding (the “Mandatory Prepayment Covenant”).

Pursuant to Section 6(c)(ii) of the Fourth Amendment, the Loan Parties are required to pay any Net Available Proceeds (after paying the outstanding principal and other amounts owing under the Coliseum Agreement to Coliseum) from the sale of the owned real property at the Tulsa Facility (as defined in the Fourth Amendment) to the Administrative Agent as a prepayment of the Revolving Credit Loans then outstanding (the “Tulsa Proceeds Covenant”).

The Loan Parties acknowledge and agree that if not for the waiver provided for in Section 2 below, one or more existing or potential Defaults or Events of Default would have occurred and be continuing (collectively, the “Specified Defaults”) as a result of (i) the Borrowers’ failure to comply with (a) the Curtailment Covenants for the applicable payments due and owing on the Applicable Curtailment Date occurring on or about August 1, 2025, (b) the Interest Payment Covenant for the Interest Payment Dates occurring on July 31, 2025 and August 1, 2025 (as applicable) and (c) the Mandatory Prepayment Covenant and the Tulsa Proceeds Covenant with respect the sale of the Tulsa Facility, (ii) the Borrowers’ representation under Section 3.19 of the Credit Agreement (the “Solvency Representation”) being false when made or deemed made prior to the Waiver End Date (as defined below) and (iii) any of the foregoing Defaults or Events of Default resulting in defaults or cross defaults under the Knoxville mortgage in favor of First Horizon Bank.

The Loan Parties have requested that the Lenders agree to temporarily waive the Specified Defaults and consent to the funding of the Cash Collateral Reserve (as defined below) with certain Tulsa Facility sale proceeds, and the undersigned Lenders have agreed to such temporary waiver and consent, in each case on the terms and subject to the conditions set forth herein.

2. Limited Waiver

Subject to the satisfaction of the conditions set forth in Section 6 hereof, the Lenders hereby temporarily waive the Specified Defaults for a period beginning from the date hereof and extending to the earliest to occur of (i) 11:59 P.M. (Eastern Time) on September 12, 2025 and (ii) the failure of any Loan Party to comply timely with any term, condition, or covenant set forth in this Agreement or the occurrence of a Default or Event of Default under the Credit Agreement (other than the Specified Defaults) (the “Waiver End Date” and such period, the “Temporary Waiver Period”).

On and as of the Waiver End Date, the limited and temporary waiver of the Specified Defaults set forth in this Section 2 shall automatically and without further notice cease to be of any force or effect and the Specified Defaults shall, from and after the Waiver End Date, be deemed to have occurred and be continuing as if never temporarily waived pursuant to this Agreement. The Loan Parties each agree that on and from the Waiver End Date, the Administrative Agent, the Lenders and the other Secured Parties may at any time proceed to exercise any and all of the respective rights and remedies under the Credit Agreement, any other Credit Document and/or applicable law to the extent that a Default or an Event of Default (including the Specified Defaults) has occurred and is continuing. The Loan Parties further agree that nothing herein shall be construed to limit any rights or remedies available to the Administrative Agent, the Lenders and the other Secured Parties pursuant to the Credit Agreement or the other Credit Documents in connection with the occurrence of any Default or Event of Default other than, during the Temporary Waiver Period, the Specified Defaults.

3. Cash Collateral Reserve

Notwithstanding anything to the contrary in the Credit Documents, the Tulsa Sale Proceeds (as defined in the Fourth Amendment) payable to the Administrative Agent pursuant to Section 6(c)(ii) of the Fourth Amendment shall be deposited by the Loan Parties in a blocked account maintained with and subject to the sole dominion and control of the Administrative Agent from which the Borrowers shall have no rights of access or withdrawal (the “Cash Collateral Reserve”). Administrative Agent and the Lenders may agree in their sole and absolute discretion to release funds from the Cash Collateral Reserve to the Borrowers upon the Borrowers’ prior written request (which request may be by electronic mail) together with any related information requested by Administrative Agent and the Lenders.

Upon the Waiver End Date, the Administrative Agent shall be permitted to apply any and all funds in the Cash Collateral Reserve to the outstanding Obligations in accordance with the Credit Agreement without notice and/or any other precondition.

This Section 3 shall survive the termination or expiration of the Temporary Waiver Period.

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4. Floor Plan Commitment.

The aggregate Floor Plan Loan Commitments and the Floor Plan Line of Credit Dollar Cap shall be automatically and permanently reduced to $225,000,000 effective as of the date hereof.

5. Covenants

In addition to and without limitation of the covenants contained in the Credit Documents (including, without limitation, Section 8 of the Fourth Amendment), the Loan Parties hereby covenant and agree that they shall perform, observe and comply with each of the following covenants:

i.	On or before August 15, 2025 (or such later date approved by the Required Lenders in their sole discretion (which approval may be by electronic mail)), the Loan Parties shall (a) to the extent permitted by Delaware law, negotiate with the Administrative Agent to assist the Administrative Agent in developing and finalizing contingency procedures for the Loan Parties’ business and assets, and (b) deliver a contingency budget for the Loan Parties’ businesses, in each case in form and substance acceptable to the Administrative Agent.

ii.	On or before August 22, 2025 (or such later date approved by the Required Lenders in their sole discretion (which approval may be by electronic mail)), the Loan Parties shall either (x) deliver to the Administrative Agent one or more IOIs for one or more Transactions (as such terms are defined in the Fourth Amendment), in each case acceptable to the Administrative Agent, the Lenders and the Loan Parties (collectively, an “Acceptable IOI”) or (y) if the Loan Parties fail to timely deliver an Acceptable IOI, comply with Section 5(iv) below.

iii.	In the event the Loan Parties timely deliver an Acceptable IOI, the Loan Parties shall promptly (i) negotiate and enter into definitive documentation for the transactions contemplated thereby and (ii) deliver to the Administrative Agent (A) a projected budget for the Loan Parties through the anticipated closing of such transactions and (B) a proposed plan for the Loan Parties’ remaining locations not included in such transactions, in each case in form and substance acceptable to the Administrative Agent.

iv.	In the event the Loan Parties fail to timely deliver an Acceptable IOI:

a.	the Loan Parties shall promptly deliver to the Administrative Agent (1) drafts of all initial filings that the Loan Parties intend to make in connection with any potential action under applicable debtor relief laws and (2) if applicable, a projected budget for the Loan Parties in connection with any such action; and

b.	the Loan Parties shall incorporate any reasonable comments with respect to the terms of such documents and budget that reasonably impact the Administrative Agent and/or the Lenders and will negotiate with the Administrative Agent in good faith to attempt to reach an agreement regarding the material aspects of such action.

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v.	Until the transactions contemplated by an Acceptable IOI are closed or the Loan Parties fail to timely deliver an Acceptable IOI, the Loan Parties shall cause the Investment Banker to provide the Administrative Agent or its advisors a written weekly update on the Transaction marketing process including: (a) a list of target parties contacted, including the nature of the target parties (e.g., prospective buyers, lenders and equity providers, etc.), (b) the status of the target parties (e.g., negotiating NDA, entered data room, attended management presentation, etc.), (c) a summary of data room activity by target parties, (d) a general diligence tracker and (e) a list of target parties that passed and reasoning (if applicable).

vi.	Until the transactions contemplated by an Acceptable IOI are closed or the Loan Parties fail to timely deliver an Acceptable IOI, the Loan Parties shall cause the Investment Banker and the CAO to host a weekly telephonic meeting with the Administrative Agent and/or its professionals to discuss the status of the marketing process and Transaction(s).

vii.	The Borrowers shall, within five (5) Business Days of receipt of an invoice therefor, pay all reasonable out-of-pocket expenses incurred by the Administrative Agent (including the reasonable and invoiced fees and expenses of Morgan, Lewis & Bockius LLP and FTI Consulting, Inc.).

The failure of the Loan Parties to comply with the agreements set forth in this Section 5 hereof constitute an immediate Event of Default under the Credit Agreement, without further action or notice by or any behalf of the Administrative Agent, the Lenders or any other Person.

6. Conditions Precedent

This Agreement shall become effective upon:

i.	the Administrative Agent’s receipt of a counterpart of this Agreement duly executed and delivered by the Loan Parties and the Lenders;

ii.	the Loan Parties’ consummation of the Tulsa Sale and application of the Tulsa Sale Proceeds in accordance with Section 6(c)(ii) of the Fourth Amendment (other than as provided in Section 3 above), including, without limitation, the repayment in full of the outstanding obligations under the Coliseum Agreement; and

iii.	the Borrowers’ payment of all outstanding reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable and invoiced fees and expenses of Morgan, Lewis & Bockius LLP and FTI Consulting, Inc.) that have been presented to the Borrowers for payment prior to the date of this Agreement.

7. Miscellaneous

This Agreement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission will be effective as delivery of a manually executed counterpart thereof.

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The Loan Parties hereby certify to the Administrative Agent and the Lenders that (a) as of the date hereof, no Default or Event of Default (other than the Specified Defaults) has occurred and is existing under the Credit Agreement or any other Credit Document, (b) each of the representations and warranties made by any Loan Party in the Credit Documents (other than the Solvency Representation) is true and correct in all material respects on the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (iii) except as expressly modified by this Agreement, each Loan Party acknowledges, ratifies, reaffirms, and agrees that each of the Credit Documents are and will remain in full force and effect and binding on the Loan Parties and are enforceable in accordance with their respective terms and applicable law.

The Loan Parties acknowledge that this Agreement applies only to the terms and provisions of the Credit Documents referenced above and shall not be construed to be a consent in connection with, or a waiver or amendment of, any of the other terms and conditions of the Credit Agreement or any of the other Credit Documents. Any references contained in the Credit Agreement or any other Credit Document to the “Credit Agreement” shall be deemed to refer to the Credit Agreement, as modified hereby and as further amended, restated or otherwise modified after the date hereof.

The agreements contained herein shall not be construed as a consent, waiver or extension of any future violation of the above-referenced provisions or any of the other terms and conditions of the Credit Agreement or any other Credit Documents nor shall the Loan Parties, by receipt of this Agreement, expect that any consent, waiver, forbearance or extension will be given in the future. This Agreement shall be deemed to be a “Credit Document” as such term is defined in the Credit Agreement.

In consideration of the agreements of the Administrative Agent and the Lenders contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Loan Parties (collectively, the “Releasors”), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent and each Lender, each of their successors and assigns, each of their respective affiliates, and their respective affiliates’ present and former shareholders, members, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Administrative Agent, the Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees,” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually a “Claim” and collectively, “Claims”) of every name and nature, either known or unknown, both at law and in equity, which Releasors, or any of them, or any of their successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date hereof, including, without limitation, for or on the account of, or in relation to, or in any way in connection with the Credit Agreement, or any of the other Credit Documents or transactions thereunder or related thereto.

Sections 10.19, 10.20, 10.21, 10.22 and 10.23 of the Credit Agreement apply to this Agreement, mutatis mutandis.

[Signatures continued on following pages]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

MANUFACTURERS AND TRADERS TRUST COMPANY,
as Administrative Agent and a Lender

By:	/s/ Shane I. Mitzner
Name:	Shane I. Mitzner
Title:	SVP

M&T / LAZYDAYS LIMITED WAIVER AND CONSENT

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FLAGSTAR BANK N.A., ASSIGNEE OF FLAGSTAR SPECIALTY FINANCE COMPANY, LLC (AS SUCCESSOR IN INTEREST TO NYCB SPECIALTY FINANCE COMPANY, LLC),
as a Lender

By:	/s/ Robert L. Marsh
Name:	Robert L. Marsh
Title:	Senior Vice President

M&T / LAZYDAYS LIMITED WAIVER AND CONSENT

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bmo bank n.a. (as successor in
interest to BANK OF THE WEST),
as a Lender

By:	/s/ Brian Hankes
Name:	Brian Hankes
Title:	Vice President

M&T / LAZYDAYS LIMITED WAIVER AND CONSENT

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huntington national bank,
as a Lender

By:	/s/ Barb Kennedy
Name:	Barb Kennedy
Title:	Vice President

M&T / LAZYDAYS LIMITED WAIVER AND CONSENT

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Wells Fargo Commercial Distribution Finance, LLC,
as a Lender

By:	/s/ Scott M. Johnstone
Name:	Scott M. Johnstone
Title:	Executive Director

M&T / LAZYDAYS LIMITED WAIVER AND CONSENT

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rockland trust company,
as a Lender

By:	/s/ Robert Clement
Name:	Robert Clement
Title:	Vice President

M&T / LAZYDAYS LIMITED WAIVER AND CONSENT

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Acknowledged and Agreed:

LDRV HOLDINGS CORP.

By:	/s/ Ron Fleming
Name:	Ron Fleming
Title:	Chief Executive Officer

LAZYDAYS RV AMERICA, LLC
LAZYDAYS RV DISCOUNT, LLC
LAZYDAYS MILE HI RV, LLC
LAZYDAYS OF MINNEAPOLIS LLC
LDRV OF TENNESSEE, LLC
LDRV OF NASHVILLE, LLC
LAZYDAYS RV OF CHICAGOLAND, LLC
LAZYDAYS OF CENTRAL FLORIDA, LLC
LONE STAR DIVERSIFIED, LLC
LAZYDAYS RV OF PHOENIX, LLC
LAZYDAYS RV OF ELKHART, LLC
LAZYDAYS RV OF OREGON, LLC
LAZYDAYS RV OF WISCONSIN, LLC
LAZYDAYS RV OF IOWA, LLC
LAZYDAYS RV OF OKLAHOMA, LLC
LD OF LAS VEGAS, LLC
LAZYDAYS RV OF KNOXVILLE, LLC
LAZYDAYS RV OF WILMINGTON, LLC
LAZYDAYS RV OF LONGMONT, LLC
LDL OF FORT PIERCE, LLC
LAZYDAYS RV OF ST. GEORGE, LLC
LAZYDAYS RV OF SURPRISE, LLC

By:	LDRV Holdings Corp.,
its Manager

By:	/s/ Ron Fleming
Name:	Ron Fleming
Title:	Chief Executive Officer

M&T / LAZYDAYS LIMITED WAIVER AND CONSENT

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GUARANTORS:

LAZYDAYS HOLDINGS, INC.
LAZY DAYS’ R.V. CENTER, INC.

By:	/s/ Ron Fleming
Name:	Ron Fleming
Title:	Chief Executive Officer

LAZYDAYS RV OF MARYVILLE, LLC
LAZYDAYS RV OF RENO, LLC
LAZYDAYS SUPPORT SERVICES, LLC

By:	/s/ Ron Fleming
Name:	Ron Fleming
Title:	Chief Executive Officer

M&T / LAZYDAYS LIMITED WAIVER AND CONSENT

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